UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): May 23, 2017

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 E. Front St., Suite 400 Boise, Idaho (Address of principal executive offices)		83702 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2017, US Ecology, Inc. (“Company”) announced the appointment of Andrew Marshall, age 50, as the Company’s Executive Vice President of Regulatory Compliance and Safety. Mr. Marshall joined the Company in 2010 as Director of Environmental Affairs and Facility Operations and was promoted to Vice President of Environmental Health and Safety in 2013 and in 2015 to Senior Vice President of Environmental Health and Safety. Prior to joining the Company he was an associate at Kleinfelder, a national environmental consulting firm, and worked for Boise Cascade Corporation for thirteen (13) years in various capacities including Corporate Environmental Manager and Project Manager for Strategic Initiatives. Mr. Marshall earned his Bachelor of Science in Civil Engineering from Seattle University, his Master of Science in Environmental Engineering from Oregon State University and MBA from Northwest Nazarene University.

In connection with his appointment, Mr. Marshall entered into an Executive Employment Agreement with the Company, effective as of May 23, 2017 (“Employment Agreement”), expiring on December 31, 2019, with automatic one-year renewal periods unless written notice is provided by either party of its intent not to renew on or before sixty (60) days prior to expiration, including any renewals thereof. The Employment Agreement establishes a minimum annual base salary of $275,000 and participation in any cash incentive or bonus plans of the Company which are in effect from time to time. Pursuant to the Company’s 2017 Management Incentive Plan (“2017 MIP”) Mr. Marshall will be eligible to receive a cash incentive for fiscal year 2017 based upon the achievement of four independent objectives: (1) financial; (2) individual; (3) health and safety; and (4) compliance (each a “Plan Objective”). The payout available for achievement of 100% of each Plan Objective is a percentage of Mr. Marshall’s annual base salary (“Target Incentive”). In connection with his appointment, his Target Incentive was increased from 50% to 60% of base salary. A more detailed description of the 2017 MIP was provided in the Current Report on Form 8-K filed by the Company on November 22, 2016 and is incorporated herein by reference.

The Employment Agreement further provides for severance benefits payable to Mr. Marshall if his employment is terminated by the Company without cause or by Mr. Marshall for good reason in an amount equal to the sum of two year's base salary and two times a target bonus amount (“Severance Payment”). In addition to the Severance Payment, Mr. Marshall would be eligible for continued vesting of granted stock options and the continued right to exercise such stock options for the shorter of a period of one year or the original expiration date of such option; continued vesting of restricted stock and restricted stock unit grants for a period of one year; continued vesting of performance stock units for a period of one year; and continued medical, hospitalization, life insurance and disability benefits to which he was entitled at the termination date for twenty-four (24) months following the termination date (or until he receives similar or comparable coverage at a new employer, if shorter). Upon a change of control of the Company (as defined in the Employment Agreement) and subsequent termination by the Company without cause or by Mr. Marshall for good reason within twenty-four (24) months after such change of control, Mr. Marshall would be eligible to receive, in lieu of the Severance Payment, a payment equal to two times the sum of (i) his annual base salary and (ii) the greater of (a) any earned but unpaid amount due under any cash incentive plan; (b) his target bonus amount; and (c) the cash incentive plan payment received (if any) for the fiscal year immediately preceding the cash incentive plan year in which the termination occurs.

Mr. Marshall also received an additional equity award for 2017 with a target value of $100,000, of which $60,000 was in the form of restricted stock and the remainder in the form of stock options. Restricted stock will vest in its entirety on January 1, 2020 and options will vest in one-third increments on each of January 1, 2018, January 1, 2019 and January 1, 2020. Options will expire in ten (10) years.

There is no arrangement or understanding between Mr. Marshall and any other persons pursuant to which he was appointed Executive Vice President of Regulatory Compliance and Safety, no family relationship between Mr. Marshall and any directors or executive officers of the Company and no related party transaction between Mr. Marshall and the Company that would require disclosure under Item 404(a) of Regulation S-K.

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Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (“Annual Meeting”) of the Company was held on May 23, 2017. The Company’s stockholders approved each of the four proposals described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 12, 2017 (“Proxy Statement”).

The proposals below are described in the Company’s Proxy Statement. Of the 21,794,471 shares outstanding and entitled to vote, 21,058,964 shares were represented at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

(i)  Election of Directors – The following persons were elected as directors to hold office until the next annual meeting of stockholders or until their death, resignation or removal.

	Votes For	Votes Against	Votes Abstained
Joe F. Colvin	19,284,633	48,766	25,055
Katina Dorton	19,296,778	37,859	23,817
Jeffrey R. Feeler	19,105,192	228,272	24,990
Daniel Fox	19,293,187	40,170	25,097
Stephen A. Romano	19,304,774	27,955	25,725
John T. Sahlberg	19,302,966	30,496	24,992

(ii)  Ratification of the Company’s Independent Registered Public Accounting Firm – The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.  The voting results were 20,933,590 shares “FOR,” 90,868 shares “AGAINST” and 34,506 shares “ABSTAIN.”

(iii) Advisory Vote on Executive Compensation – The Company’s stockholders approved by non-binding advisory vote the executive compensation of certain executive officers. The voting results were 18,946,730 shares “FOR,” 367,238 shares “AGAINST” and 44,486 shares “ABSTAIN.”

(iv) Advisory Vote on Frequency of Votes on Executive Compensation – The Company’s stockholders approved by non-binding advisory vote a frequency of votes on executive compensation of every one year. The voting results were 16,141,954 shares for “ONE YEAR,” 31,794 shares for “TWO YEARS,” 3,149,723 shares for “THREE YEARS” and 34,983 shares “ABSTAIN.”

There were 1,700,510 broker non-votes with respect to the election of each director and approval by non-binding advisory vote of the executive compensation of certain officers. There were no broker non-votes with respect to the appointment of the independent registered public accounting firm or with respect to the non-binding advisory vote on frequency of votes on executive compensation.

Item 8.01. Other Events.

Following the Annual Meeting, the Company’s Board of Directors (“Board”) held a regularly scheduled meeting at which Jeffrey R. Feeler was appointed Chairman of the Board and the following directors, each of whom are independent as defined by the applicable NASDAQ standards, were appointed to the respective committees identified below:

Audit Committee	Corporate Governance Committee	Compensation Committee
Daniel Fox (Chair)	Katina Dorton (Chair)	John T. Sahlberg (Chair)
Katina Dorton	Joe F. Colvin	Joe F. Colvin
John T. Sahlberg	Daniel Fox	Daniel Fox

The Company’s Corporate Governance Guidelines provide that in the event the Chairman of the Board is an employee of the Company, the Chair of the Corporate Governance Committee shall serve as Lead Independent Director. Accordingly, because Jeffrey R. Feeler, the President and Chief Executive Officer of the Company, was appointed to the position of Chairman of the Board, Katina Dorton, Chair of the Corporate Governance Committee, shall serve as the Board’s Lead Independent Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: May 26, 2017	By:/S/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President and Chief Financial Officer

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